UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549

FORM 8-A
FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES
PURSUANT TO SECTION 12(b) OR (g) OF THE
SECURITIES EXCHANGE ACT OF 1934
ROADRUNNER TRANSPORTATION SYSTEMS, INC.

(Exact name of registrant as specified in its charter)

Delaware	20-2454942

(State of incorporation or organization)	(I.R.S. Employer Identification No.)

4900 S. Pennsylvania Ave.
Cudahy, Wisconsin	53110

(Address of principal executive offices)	(Zip Code)
     Securities to be registered pursuant to Section 12(b) of the Act:

Title of each class to be so registered	Name of each exchange on which each class is to be so registered
Common Stock, $.01 par value	New York Stock Exchange
If this form relates to the registration of a class of securities pursuant to Section 12(b) of the Exchange Act and is effective pursuant to General Instruction A.(c), check the following box. ☑
If this form relates to the registration of a class of securities pursuant to Section 12(g) of the Exchange Act and is effective pursuant to General Instruction A.(d), check the following box. ☐
     Securities Act registration statement file number to which this form relates: 333-152504
     Securities to be registered pursuant to Section 12(g) of the Act: None

Item 1. Description of Registrant’s Securities to be Registered.
          The information regarding the common stock, $.01 par value, of Roadrunner Transportation Systems, Inc. (the “Company”) as set forth under the caption “Description of Capital Stock” in the Company’s Registration Statement on Form S-1 (File No. 333-152504) as originally filed with the Securities and Exchange Commission on July 24, 2008, and as subsequently amended (the “Registration Statement”), is incorporated herein by reference. In addition, the above-referenced description included in any prospectus relating to the Company’s Registration Statement filed with the Securities and Exchange Commission pursuant to Rule 424(b) under the Securities Act of 1933, as amended, shall be deemed to be incorporated herein by reference.
Item 2. Exhibits.
          Under the instructions as to Exhibits for Form 8-A, no exhibits are required to be fled herewith because no other of our securities are registered or to be registered on the New York Stock Exchange, and the securities registered hereby are not being registered pursuant to Section 12(g) of the Securities Exchange Act of 1934.

SIGNATURE
          Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereto duly authorized.

ROADRUNNER TRANSPORTATION SYSTEMS, INC.
Date: May 5, 2010	By:	/s/ Judith A. Vijums
	Name:	Judith A. Vijums
	Title:	Vice President